UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2022 (December 23, 2022)

BlueLinx Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32383	77-0627356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1950 Spectrum Circle, Suite 300, Marietta, Georgia		30067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code      (770) 953-7000

_________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Amended Transition Agreement with Shyam K. Reddy, Senior Vice President, Chief Legal and Sustainability Officer and Corporate Secretary

On December 23, 2022, BlueLinx Holdings Inc. (“BlueLinx” or the “Company”) and Shyam K. Reddy, the Company’s Senior Vice President, Chief Legal and Sustainability Officer and Corporate Secretary, entered into an Amended Transition Agreement (the “Agreement”) with respect to Mr. Reddy’s employment with the Company, which amends the Transition Agreement entered into by the Company and Mr. Reddy on September 29, 2022 (the “Original Agreement”).

The Agreement amends the Original Agreement by, among other things, extending the date on which Mr. Reddy will end his employment with the Company from December 31, 2022 (the “Original Separation Date”), to June 30, 2023 (the “Modified Separation Date”, and the period from the Original Separation Date through the Modified Separation Date, the “Retention Period”), and providing Mr. Reddy with certain additional compensation to retain him in connection therewith.

In exchange for Mr. Reddy’s transition services and performance of his duties under the Agreement through the Original Separation Date, and subject to his execution and non-revocation of a general release of claims on the terms set forth in the Original Agreement, Mr. Reddy will be entitled to receive the lump sum and other payments provided for in the Original Agreement as if his employment had ended on the Original Separation Date, and his outstanding performance-based and time-based restricted stock units will vest and settle as contemplated under the Original Agreement.

In exchange for Mr. Reddy’s transition services and performance of his duties under the Agreement during the Retention Period, Mr. Reddy will be entitled to receive (i) a lump sum payment of two hundred thousand dollars, (ii) a payment equal to the value of his accrued and unused 2022 paid time off, and (iii) fifty percent of his target bonus payable under the terms of the Company’s Short-Term Incentive Plan (“STIP”) for fiscal year 2023. Mr. Reddy also will continue to receive regular salary and benefits during the Retention Period, with an annual base salary of five hundred twenty-five thousand dollars and a target bonus under the STIP for the 2023 fiscal year of eighty percent of his annual base salary. These payments and benefits will be accumulated and paid sixty (60) days after the Modified Separation Date, and Mr. Reddy’s receipt of such payments and benefits is conditioned upon the execution and non-revocation of a general release of claims.

In addition, under the Agreement, on January 2, 2023, the Company will grant Mr. Reddy time-based restricted stock units with an aggregate grant value equal to three hundred twenty-eight thousand one hundred twenty-five dollars under the Company’s 2021 Long-Term Incentive Plan (“LTIP”), of which fifty percent will vest and be settled on March 31, 2023, and the remaining fifty percent will vest and be settled on June 30, 2023. These restricted stock units will otherwise be on terms consistent with the time-based restricted stock unit awards granted to the Company’s similarly situated executive officers under the LTIP in 2022.

The foregoing descriptions of the Agreement, and the amendments made thereby to the Original Agreement, set forth under this Item 5.02 do not purport to be complete and are qualified in their entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description
10.1	Amended Transition Agreement between BlueLinx Corporation and Shyam K. Reddy, dated December 23, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.

Dated: December 23, 2022	By:	/s/ Kelly C. Janzen
Kelly C. Janzen
Senior Vice President and Chief Financial Officer